UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2014

KaloBios Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35798	77-0557236
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

442 Littlefield Avenue

South San Francisco, CA 94080

(Address of principal executive offices, including zip code)

(650) 243-3100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 6, 2014, V. Bryan Lawlis, Ph.D., informed the board of directors of KaloBios Pharmaceuticals, Inc. (the “Company”) that he is resigning as a member of the Company’s Board of Directors, effective as of October 10, 2014. Dr. Lawlis’s resignation was not due to any dispute or disagreement with the Company over any matters, policy or otherwise.  Instead, he informed the Company that he has chosen to resign in light of the focus and nature of activities of the other companies where he currently serves on the board of directors.  Dr. Lawlis also currently serves on the boards of directors of BioMarin Pharmaceutical Inc. and Geron Corporation, which are both publicly held companies, Sutro Biopharma, Inc., Coherus BioSciences, Inc., ReForm Biologics, LLC and Itero Biopharmaceuticals, LLC, which are privately held.

Dr. Lawlis has served as a member of the Company’s Board and of the audit committee since August 2013 and of the nominating and corporate governance committee since May 2014.  In connection with Dr. Lawlis’s resignation, the Board of Directors on October 7, 2014 elected Ted W. Love, MD, to serve as a member of the Company’s audit committee, effective as of Dr. Lawlis’s resignation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KaloBios Pharmaceuticals, Inc.

By:	/s/ Donald R. Joseph
Donald R. Joseph
Chief Legal Officer

Dated:  October 8, 2014